UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2010

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On September 23, 2010 Rainmaker Systems, Inc (the “Company”) entered into a material Statement of Work (SOW), with an initial three-year term, under its Vendor Services Agreement (VSA) with Microsoft Corporation (“Microsoft”) under which the Company will provide global telesales and chat sales services to Microsoft. The Company will drive global subscription sales to business customers for certain Microsoft cloud based services. The SOW covers geographies in the Americas, EMEA and the Asia-Pacific region. The SOW provides for the purchase by Microsoft of minimum service volumes. The SOW is effective as of September 20, 2010 with the launch of services by the Company expected to begin November 1, 2010. The agreement provides for annual renewal options after the initial three-year term, unless earlier terminated in accordance with its terms. The SOW may not be terminated in the first four months of the initial 3-year term, except for nonperformance, and thereafter may be terminated upon 30 days notice subsequent to this four month minimum term. The Company will be requesting confidential treatment for certain portions of the SOW and VSA and intends to file a redacted copy of the SOW and VSA with its Form 10-Q for the fiscal quarter ended September 30, 2010.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

September 27, 2010	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer